As filed with the Securities and Exchange Commission on May 9, 1996

                                             Registration Statement No. 33-80695
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                 AMENDMENT No. 4

                                       To
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                         Technology Service Group, Inc.
             (Exact name of Registrant as specified in its charter)

            Delaware                              3665                       59-1637426
(State or Other Jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)        Classification Code Number)       Identification No.)

                        20 Mansell Court East, Suite 200
                             Roswell, Georgia 30076
                                 (770) 587-0208
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                              Vincent C. Bisceglia
                       c/o Technology Service Group, Inc.
                        20 Mansell Court East, Suite 200
                             Roswell, Georgia 30076
                                 (770) 587-0208
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE OF AGENT FOR SERVICE)

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:

     Theodore LaPier, Esq.                            Rubi Finkelstein, Esq.
Berlack, Israels & Liberman LLP                   Orrick, Herrington & Sutcliffe
     120 West 45th Street                                666 Fifth Avenue
   New York, New York  10036                         New York, New York 10103
        (212) 704-0100                                    (212) 506-5000

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     The form of Prospectus included in this Amendment No. 4 to Registration Statement on Form S-1 is the same form of Prospectus that was included in Amendment No. 3 to such Registration Statement as filed with the Securities and Exchange Commission on April 29, 1996.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

          SEC registration fee .....................     $     6,125.52
          NASD filing fee ..........................           2,276.00
          Legal fees and expenses ..................         175,000.00
          Accounting fees and expenses .............         150,000.00
          Blue sky fees and expenses ...............          30,000.00
          Printing .................................          75,000.00
          Miscellaneous ............................         131,598.48
                                                         --------------
              Total Expenses .......................     $   570,000.00

Item 14. Indemnification of Directors and Officers

     Reference is made to Section 7 of Registrant's Certificate of Incorporation, included as Exhibit 3(i) to this Registration Statement. The effect of such provision is to indemnify the directors and officers of the Registrant against all costs, expenses, and amounts of liability incurred by them in connection with any action or settlement thereof in which they are involved by reason of their affiliation with the registrant to the fullest extent permitted by the law of the State of Delaware.

     Section 145 of the Delaware Corporation Law permits such indemnification against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which an officer or director is a party by reason of the fact that he is or was such a director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, such indemnification in connection with actions by or in the right of Registrant is permitted only against expenses (including attorney's fees) and only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and if he is not adjudged liable for negligence or misconduct in the performance of his duty to the Registrant, unless the court otherwise provides.

Item 15. Recent Sales of Unregistered Securities

     The Registrant sold the following securities within the past three years, which securities were not registered under the Securities Act of 1933, as amended:


  Security              Date of Issue         Purchaser                       Amount            Consideration        Exemption
  --------              -------------         ---------                       ------            -------------        ---------
Common Stock,
  par value $.01
  per share               10/31/94       Wexford Partners Fund, L.P.        2,730,000 shares      $2,730,000         Section 4(2)
Common Stock,
  par value $.01
  per share               10/31/94       Acor, S.A.                         507,500 shares        $507,500           Section 4(2)
Common Stock,
  par value $.01
  per share               10/31/94       Firlane Business Corp.             262,500 shares        $262,500           Section 4(2)
10% Subordinated
  Promissory Note         10/31/94       Wexford Partners Fund, L.P.        $2,361,082            $2,361,082         Section 4(2)
                                                                            principal amount
10% Subordinated
  Promissory Note         10/31/94       Acor, S.A.                         $208,216.73           $208,216.73        Section 4(2)
                                                                            principal amount
10% Subordinated
  Promissory Note         10/31/94       Acor, S.A.                         $99,591.93            $99,591.93         Section 4(2)
                                         principal amount
10% Subordinated
  Promissory Note         11/10/94       Acor, S.A.                         $83,497.82            $83,497.82         Section 4(2)
                                         principal amount
10% Subordinated
  Promissory Note         12/23/94       Acor, S.A.                         $47,611.52            $47,611.52         Section 4(2)
                                         principal amount
Warrants to
  acquire Common
  Stock               May 23, 1995       Avex Electronics, Inc.             40,000 shares         Issued in.         Section 4(2)
                                                                            of Common             connection
                                                                            Stock for $4.00       with
                                                                            per share             Manufacturing
                                                                                                  Agreement
                                                                                                  included as
                                                                                                  Exhibit 10.8
                                                                                                  hereto

     The warrants were issued to Avex Electronics, Inc. in return for extension of credit of $1.5 million and 45-day payment terms to the Company.

Item 16. Exhibits and Financial Statement Schedules

(a)  Exhibits

     1.1       Form of Underwriting Agreement*

     3    (i)  Certificate of Incorporation.*

          (ii) By-laws.*

     4.1  (a)  Warrant Agreement.*

          (b)  Form of Redeemable Warrant.

     4.2 Representative's Warrant Agreement, including, form of Representative's Warrant.*


     4.3       Form of Common Stock Certificate.*

     5.        Opinion of counsel re legality.*

    10.1 Loan and Security Agreement between Barclays Business Credit, Inc. and International Teleservice Corporation dated February 23, 1990*

    10.2 Continuing Guaranty Agreement between Barclays Business Credit, Inc. and International Teleservice Corporation dated February 23, 1990*

    10.3 First Amendment to Loan and Security Agreement between Barclays Business Credit, Inc. and International Teleservice Corporation dated January 11, 1991*

    10.4 Second Amendment to Loan and Security Agreement between Barclays Business Credit, Inc. and Technology Service Group, Inc. dated June, 1994*

    10.5 Third Amendment to Loan and Security Agreement between Barclays Business Credit, Inc. and Technology Service Group, Inc. dated July 8, 1994*

    10.6 Fourth Amendment to Loan and Security Agreement between Barclays Business Credit, Inc. and Technology Service Group, Inc. dated October 31, 1994*

    10.7  (a)  $650,000 Second Amended,  Restated,  Substitute and  Supplemental
               Secured Term Note dated August 25, 1994 made by International Teleservice Corporation and Technology Service Enterprises, Inc. in favor of Barclays Business Credit, Inc.*

    10.7  (b)  $2,200,000  Secured  Term Note  dated  October  31,  1994 made by
               Technology Service Group, Inc. in favor of Barclays Business Credit, Inc.*


    10.8 Manufacturing Services Agreement TSG-1O94JLR dated October 21, 1994 by and between Technology Service Group, Inc. and Avex Electronics Inc.*+

    10.9 Fifth Amendment to Loan and Security Agreement between Barclays Business Credit, Inc. and Technology Service Group, Inc. dated as of April 22, 1996.*

    10.10      Amendment   002   to   the   Manufacturing   Services   Agreement
               TSG-1O49JLR dated October 21, 1994 by and between Technology Service Group, Inc. and Avex Electronics Inc.*+


    10.11 Manufacturing Rights Agreement dated September 16, 1991 between Newco, Inc. (Commtek Industries, Inc.), Dynacom Corporation and International Service Technologies, Inc.*

    10.12      Lease  Agreement  between  G.P.E.D.C.,   Inc.  and  International
               Teleservice Corporation dated November 30, 1990*

    10.13 Lease Agreement between Telematics Products, Inc. and William M. Johnson dated July 14, 1988*

    10.14 Assignment of Lease between Executone Information Systems, Inc. and Technology Service Enterprises, Inc. dated January 11, 1991*

    10.15      First   Amendment  to  Lease   Agreement   between   Mansell  400
               Associates,   L.P.  and  Technology  Service  Group,  Inc.  dated
               February, 1993*

    10.16      Lease  between  Steroben  Associates  and  Comdial   TeleServices
               Corporation dated August 1, 1986 *


    10.17 (a)  Dealer  Agreement  between  Control  Module,  Inc. and Technology
               Service Group, Inc. dated November 18, 1994*

          (b) CMI Teaming Agreement between Control Module, Inc. and Technology Service Group, Inc. dated May 19, 1994.+

    10.18 Employment Agreement between Technology Service Group, Inc. and Vincent C. Bisceglia dated October 31, 1994*

    10.19 Chairman's Agreement between Technology Service Group, Inc. and David R.A. Steadman dated October 31, 1994*

    10.20 Articles of Agreement Between Technology Service Group, Inc. and Local Union No. 236, International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America dated October 26, 1993*


    10.21      Patent License Agreement*+


    10.22 Warrant Agreement between Technology Service Group, Inc. and Avex Electronics Inc. dated May 23, 1995*

    10.23 Employee Incentive Stock Option Agreement between Technology Service Group, Inc. and Vincent C. Bisceglia dated November 1, 1994*

    10.24 Non-Qualified Stock Option Agreement between Technology Service Group, Inc. and David R.A. Steadman dated November 1, 1994*

    10.25 Form of Employee Incentive Stock Option Agreement under the 1994 Omnibus Stock Plan of Technology Service Group, Inc.*

    10.26 Agreement and Plan of Merger among Wexford Capital Corporation, TSG Acquisition Corporation, Technology Service Group, Inc. and certain shareholders of Technology Service Group, Inc. dated October 11, 1994*

    10.27 Amendment dated October 31, 1994 to Agreement and Plan of Merger among Wexford Capital Corporation, TSG Acquisition Corporation, Technology Service Group, Inc. and certain shareholders of Technology Service Group, Inc. dated October 11, 1994*

    10.28 Form of Escrow Agreement between Wexford Partners Fund, L.P., Technology Service Group, Inc., William J. Geary and Trachtenberg & Rodes dated October 31, 1994*

    10.29 Subordination Agreement between Technology Service Group, Inc., Wexford Partners Fund, L.P., Acor, S.A. and Barclays Business Credit, Inc. dated October 31, 1994*

    10.30 Investment Agreement between Technology Service Group, Inc., Wexford Partners Fund, L.P., Acor, S.A. and Firlane Business Corp. dated October 31, 1994*

    10.31 (a)  Stockholders'  Agreement among  Technology  Service Group,  Inc.,
               Wexford Partners Fund, L.P., Acor, S.A. and Firlane Business Corp. dated October 31, 1994*


          (b) Form of Amended and Restated Stockholders' Agreement among Technology Service Group, Inc., Wexford Partners Fund, L.P., Acor, S.A. and Firlane Business Corp. and A.T.T. IV, N.V.*


    10.32 $2,361,082 10% Subordinated Note Due 1999 payable to Wexford Partners Fund, L.P. dated October 31, 1994*

    10.33 $208,216.73 10% Subordinated Note Due 1999 payable to Acor, S.A. dated October 31, 1994*

    10.34 $99,591.93 10% Subordinated Note Due 1999 payable to Acor, S.A. dated October 31, 1994*

    10.35 $83,497.82 10% Subordinated Note Due 1999 payable to Acor, S.A. dated November 10, 1994*

    10.36 $47,611.52 10% Subordinated Note Due 1999 payable to Acor, S.A. dated December 23, 1994*


    10.37      Contract No. XO8895D  between  Technology Service Group, Inc. and
               NYNEX.*+

    10.38 Contract No. C5262CO between Technology Service Group, Inc. and Southwestern Bell Telephone Company.*+


    10.39      Executive Retention Agreement of Vincent C. Bisceglia.*

    10.40      Executive Retention Agreement of Allen Vogl.*

    10.41      Executive Retention Agreement of Darold Bartusek.*

    10.42      Executive Retention Agreement of James Wright.*

    10.43      Executive Retention Agreement of Ned Rebich.*

    10.44      Executive Retention Agreement of William H. Thompson.*

    10.45      1994 Omnibus Stock Plan.*

    10.46      1995 Employee Stock Purchase Plan.*

    10.47      1995 Non-Employee Director Stock Option Plan.*


    11.        Statement re computation of per share earnings*


    16.        Letter re change in certifying accountants.*

    21.        Subsidiaries of Registrant.*

    23.1       Consent of Deloitte & Touche LLP, Independent Auditors.

    23.2       Consent of Price Waterhouse LLP, Independent Accountants.


    23.3       Consent of counsel (included in Exhibit 5).*


- ----------
*    Previously filed.


+ Registrant has requested confidential treatment of a portion of this Exhibit, which portion has been separately filed with the Commission.



Financial Statement Schedules

     Schedule II--Valuation and Qualifying Accounts, is included after page II-6 hereof.

     Other schedules are omitted because they are not required or are not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

Item 17. Undertakings

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter), if, in the aggregate, the changes in volume and price represent no more than a 20% charge in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of May, 1996.


                              TECHNOLOGY SERVICE GROUP, INC.



                              By:         /s/ VINCENT C. BISCEGLIA
                                 -----------------------------------------------
                                              Vincent C. Bisceglia,
                                 President, Chief Executive Officer and Director


           Signature                      Title                 Date
           -------                        -----                  ----


TECHNOLOGY SERVICE GROUP, INC.



By:  /s/ VINCENT C. BISCEGLIA        Principal Executive           May 9, 1996
   -----------------------------       Officer, Director
        Vincent C. Bisceglia


By:  /s/ WILLIAM H. THOMPSON         Principal Financial           May 9, 1996
   -----------------------------       and Accounting Officer
        William H. Thompson



By:  /s/ DAVID R.A. STEADMAN         Director and Chairman         May 9, 1996
   -----------------------------       of the Board
       David R.A. Steadman



By:  /s/ CHARLES E. DAVIDSON         Director                      May 9, 1996
   -----------------------------
       Charles E. Davidson



By:    /s/ Robert M. Davies          Director                      May 9, 1996
   -----------------------------
          Robert M. Davies




By:                                  Director                            , 1996
   -----------------------------
          Olivier Roussel